BlackRock Liquidity Funds:
MuniFund


For the Period Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through April 30, 2008.



PURCHASES (IN THOUSANDS)


TRANSACTION DATE          12/04/07
FACE AMOUNT               $ 10,450
SECURITY DESCRIPTION      WISCONSIN STATE GO ECN
RATE                      3.35
DUE DATE                  02/05/08


TRANSACTION DATE          12/04/07
FACE AMOUNT               $   9,550
SECURITY DESCRIPTION      WISCONSIN STATE GO ECN
RATE                      3.35
DUE DATE                  02/05/08


TRANSACTION DATE          12/05/07
FACE AMOUNT               $  77,200
SECURITY DESCRIPTION      Nueces Riv Tex IDA PCR
RATE                      3.40
DUE DATE                  01/04/08


TRANSACTION DATE          01/04/08
FACE AMOUNT               $  77,200
SECURITY DESCRIPTION      NUECES RIV TEX IDA PCR - SAN MIGUE
RATE                      2.85
DUE DATE                  02/01/08


TRANSACTION DATE          01/11/08
FACE AMOUNT               $  20,000
SECURITY DESCRIPTION      NUECES RIV TEX IDA PCR - SAN MIGUE
RATE                      3.15
DUE DATE                  01/28/08


TRANSACTION DATE          01/28/08
FACE AMOUNT               $  20,000
SECURITY DESCRIPTION      NUECES RIV TEX IDA PCR - SAN MIGUE
RATE                      2.55
DUE DATE                  02/22/08


TRANSACTION DATE          02/05/08
FACE AMOUNT               $  20,000
SECURITY DESCRIPTION      STATE OF WISCONSIN ECN
RATE                      1.20
DUE DATE                  2/19/08


TRANSACTION DATE          02/22/08
FACE AMOUNT               $  20,000
SECURITY DESCRIPTION      NUECES RIV TEX IDA PCR - SAN MIGUE
RATE                      2.75
DUE DATE                  04/09/08


TRANSACTION DATE          03/05/08
FACE AMOUNT               $  20,800
SECURITY DESCRIPTION      TEXAS MUNI PWR AGY CP
RATE                      2.55
DUE DATE                  03/06/08


TRANSACTION DATE          03/06/08
FACE AMOUNT               $  20,800
SECURITY DESCRIPTION      TEXAS MUNI PWR AGY CP
RATE                      2.20
DUE DATE                  04/10/08


TRANSACTION DATE          11/01/07
FACE AMOUNT               $   24,995
SECURITY DESCRIPTION      Chesterfield CO VA - PT 886
RATE                      3.63
DUE DATE                  08/15/33


TRANSACTION DATE          11/01/07
FACE AMOUNT               $    7,100
SECURITY DESCRIPTION      Penn ST H/E FAC - MT-042
RATE                      3.54
DUE DATE                  01/01/24


TRANSACTION DATE          11/01/07
FACE AMOUNT               $     5,370
SECURITY DESCRIPTION      Muni Secs Pool - SG PG-17
RATE                      3.56
DUE DATE                  06/01/34


TRANSACTION DATE          11/01/07
FACE AMOUNT               $   27,520
SECURITY DESCRIPTION      Kentucky EDA - PT 509
RATE                      3.56
DUE DATE                  07/15/29


TRANSACTION DATE          11/01/07
FACE AMOUNT               $    2,320
SECURITY DESCRIPTION      NJS HFA - PT 1319
RATE                      3.39
DUE DATE                  08/01/31


TRANSACTION DATE          11/01/07
FACE AMOUNT               $    5,000
SECURITY DESCRIPTION      Triborough NY Brdg & Tunl Auth
RATE                      3.36
DUE DATE                  01/01/32


TRANSACTION DATE          02/04/08
FACE AMOUNT               $    8,815
SECURITY DESCRIPTION      DELAWARE VALLEY PA REGL FIN AUTH L
RATE                      2.24
DUE DATE                  07/01/12


TRANSACTION DATE          02/13/08
FACE AMOUNT               $    2,590
SECURITY DESCRIPTION      MUNI SECS POOL - SG PG-18
RATE                      1.88
DUE DATE                  01/01/35


TRANSACTION DATE          04/17/08
FACE AMOUNT               $    2,200
SECURITY DESCRIPTION      NEW JERSEY EDA MT-035
RATE                      2.07
DUE DATE                  06/15/14